EXHIBIT 10.44

PURCHASE AGREEMENT

1.    PARTIES. The undersigned SELLER, Bowlin Travel Centers, Inc. (a Nevada Corporation) located at 150 Louisiana Blvd., NE, Albuquerque, NM 87108, agrees to sell and convey to Maxwell & Associates Real Estate Holdings, LLC, Michael A. Maxwell Managing Member (PURCHASER), address 194 Horton Rd. Edgewood, N.M. 87015; phone number (505) 944-6608, and PURCHASER agrees to buy from SELLER the property described in paragraph 2.

2.    PROPERTY. Bowlin Travel Center (Edgewood), known as #7, Highway 344 located in City of Edgewood, New Mexico 87015 and legally described as Exhibit “A”, County of Santa Fe.

The property shall include any and all fixtures and the personal property as per attached Addendum No 2. SELLER further agrees that at time of closing the aforementioned items will be in the same condition, reasonable wear and tear expected, as of the date of this Agreement. The following items of a permanent nature to be excluded from the sale:

3.    CONTRACT SALES PRICE.

A.	Cash down payment at closing (including earnest money)	$1,300,000.00
B.	Amount of the Loan (s) described in Paragraph 4 below
C.	Sales Price (Sum of A + B)	$1,300,000.00

4.    FINANCING. PURCHASER assumes and agrees to pay the following existing liens of record with the payments as indicated or such other amount as may be established by Lender upon approval of assumption:

Type of Lien	Approximate Balance	Approximate Monthly Payment	Interest Rate

N/A Property is “Free & Clear”

Approximate balance, if any to be paid as follows: N/A.

This agreement is contingent upon Lender’s approval of PURCHASER, if required. PURCHASER will prove financial ability to purchase said property within 10 banking days from the execution of this agreement.

5.    EARNEST MONEY. $25,000.00 earnest deposit in the form of Check, to be escrowed with Land America/Albuquerque Title (Sue Dunsworth) @ 883-9595 on behalf of SELLER upon mutual acceptance by PURCHASER and SELLER of this contract. The earnest deposit shall be applied in accordance with the terms of this Agreement.

6.    COSTS TO BE PAID AT CLOSING: Any existing assessments and liens, except as noted herein, will be paid by SELLER at or prior to closing. PURCHASER and SELLER shall pay the following marked items:

PURCHASER	SELLER	ITEM

X		Credit Report
	X	The Commitment (Binder)
X		Prepaid Hazard Insurance
NA	NA	Loan transfer And/Or Assumption Fees
NA	NA	Escrow Set Up Fee
X		PURCHASER’S Recording Fees
X		Home Warranty Inspection/Contract
X	X	Title Company Closing Fee
X	X	Legal Document Preparation Fees
X		Certificate of Survey
	X	SELLERS Recording Fees
	X	Owner’s Title Insurance Policy
	X	Special Assessment Search Fee
X		Survey (Specify Type ___________________________)
X		Appraisal (Specify Type _________________________)
X		Environmental Study (Specify Type _________________)

PURCHASER agrees to pay all other costs necessary to obtain financing and consummate this transaction.

7.    PRORATIONS. SELLER shall make payments which come due on existing encumbrance(s) if applicable before proration date, PURCHASER thereafter shall be responsible for taxes, interest, water sewer, and garbage charges, propane and propane tank rental, if applicable, if any, are to be prorated to the proration date of Closing On or Before January 30, 2007. Trust funds held by mortgagees for taxes and insurance will be assigned to PURCHASER at PURCHASER’S expense.

8.    TITLE EVIDENCE. Warranty deed conveying merchantable title from SELLER to PURCHASER subject to liens set out herein, add valorem taxes for current year, and restrictions, reservations and easements shown of record shall be delivered at closing. Owner’s title insurance policy in PURCHASER’S name insuring title, as set out above shall be delivered as soon as practicable after closing.

9.    PURCHASER’S INSPECTION. PURCHASER DECLARES THAT HE IS BUYING THE REAL ESTATE UPON HIS OWN EXAMINATION AND JUDGMENT AND NOT BY REASON OF ANY REPRESENTATION MADE TO PURCHASER BY SELLER, OR AGENT FOR SELLER, AS TO ITS CONDITION, SIZE, LOCATION, VALUE, FUTURE VALUE OR INCOME THEREFROM. PURCHASER FURTHER ACCEPTS PROPERTY IN “AS IS” CONDITION INCLUDING, BUT NOT LIMITED TO, ROOF, PLUMBING, ELECTRICAL, AND ALL MECHANICAL EQUIPMENT. AGENT DOES NOT WARRANT THE SQUARE FOOTAGE OF ANY PROPERTY BEING

PURCHASED. IF SQUARE FOOTAGE IS A MATERIAL CONSIDERATION IN MAKING THIS PURCHASE, AGENT ADVISES THAT THE PROPERTY SHOULD BE MEASURED BY PURCHASER. SELLER SHALL ALLOW A WALK-THROUGH INSPECTION PRIOR TO CLOSING. IN THE EVENT PURCHASER DESIRES ANY ADDITIONAL INSPECTIONS, SAID INSPECTION WILL BE ALLOWED BY SELLER, BUT ARRANGED AND PAID FOR BY PURCHASER. AGENT OR SELLER ARE IN NO WAY RESPONSIBLE FOR THE CONDITION OF THE PROPERTY AND IN NO WAY WARRANTS SAME. BUYER IS ADVISED TO CONSULT WITH HIS ATTORNEY DURING BUYERS DUE-DILIGENCE PROCESS AND HAVE HIS ATTORNEY REVIEW ALL STUDIES, REPORTS AND DOCUMENTS PERTAINING TO THE PROPERTY PRIOR TO CLOSING.

Closing Date On or Before January 30, 2007.

10.    POSSESSION. Seller(s) agree(s) to give possession of the premises to Purchaser(s) on Date of Funding.

11.    CLOSING. All parties undersigned agree to complete closing within 72 hours after written notification that papers are ready. Purchaser(s) agree(s) to buy and Seller(s) agree(s) to sell according to the terms and conditions set out herein above. Time is of the essence. Purchaser(s) and Seller(s) agree to pay their customary share of costs of closing the transaction, unless other arrangements are written above. Parties to pay their own separate attorney’s fees.

12.    DEFAULT. In event Seller(s) accepts this offer and Purchaser(s) refuses or fails to consummate the purchase, Seller shall have the option of retaining the earnest money as partial liquidated damages and (1) terminating this contract or (2) of enforcing the same.

13.    OCCUPANCY. To Occur Date of Funding.

14.    BINDER. This instrument comprises the entire understanding and agreement of the parties hereto on the subject matter herein contained and shall be binding upon and inure to the benefit of the parties, their heirs, executors, administrators, successors and assigns.

15.    COUNTERPARTS. The following counterparts are included in these agreements:

A.)	The “Purchase Agreement”
B.)	Broker Duties (Part I and II)
C.)	Legal Description of property as Exhibit “A”
D.)	Addendum One and Two
E.)	Copy of Earnest Deposit Check

16.    EXPIRATION OF OFFER. Date__________________Time______________A.M./P.M.

17.    OFFER. DATED this 22 day of November 2006, at 11:25 A.M.

_________________________ REALTOR By _______________________________________

/s/ Michael A. Maxwell	Maxwell & Associates Real Estate Holdings, LLC

PURCHASER	PURCHASER

18.    ACCEPTANCE. I/We hereby accept the above offer and agree to pay agent 6.0% of the full purchase price, plus applicable New Mexico Gross Receipts Tax for merchandise and property. In the event purchase is not consummated and earnest money is forfeited, said earnest money is to be divided between Seller (s) and Agent according to the Listing Contract.

/s/ Kit Johnson	Bowlin Travel Centers, Inc.

SELLER	SELLER

Date of Seller (s) Signature: November 27, 2006	Time: 11:26 A.M.